[LETTERHEAD TORCHLIGHT LOAN SERVICES]

March 14, 2013

Wells Fargo Bank, N.A.

Commercial Mortgage Servicing

MAC D1086-120

550 South Tryon Street, 14th Floor

Charlotte, North Carolina 28202

Attn: COMM 2012-CCR£4 Asset Manager

Fitch, Inc.

One State Street Plaza, 28th Floor

New York, New York 10004

Attention: Michael Giordanella

Facsimile No.: (212) 635-0295

Email: britt. johnson@fitchratings.com

Moody's Investors Services, Inc.

7 World Trade Center

New York, New York 10007

Attention: Commercial Mortgage Surveillance

Group

Facsimile No.: (212) 553-1350

Email:cmbssurveillance@moodys.com

U.S. Bank National Association

190 South LaSalle Street, 7th Floor

Chicago, Illinois 60603

Attention: CMBS Account Management

COMM 2012-CCRE4

Fax: 866-807-8670

Wells Fargo Bank, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Client Manager- COMM 2012-

CCRE4

Deutsche Mortgage & Asset Receiving

Corporation

60 Wall Street

New York, NY 10005

Attention: Lainie Kaye

Torchlight Investors, LLC

230 Park Avenue 12th Floor

New York, NY 10169

Attn: William Stasiulatis

Park Bridge Lender Services LLC

560 Lexington Avenue, 17th Floor

New York, New York 10022

Attention: David Rodgers

Wells Fargo Bank, N.A.

301 South College St.

Charlotte, NC 28202

Attn: Commercial Mortgage Servicing Legal

Support

Standard & Poor's Ratings Services

55 Water Street, 41st Floor

New York, New York 10041

Attention: Commercial Mortgage Surveillance

Manager

Servicers_CSEAM@standardandpoors.com

Re:    COMM 2012-CCRE4, Commercial Mortgage Pass-Through Certificates

Dear Sir or Madam:

This Officer's Certificate is provided to you by Torchlight Loan Services, LLC ("Torchlight"), pursuant to Sections 10.11, 10.12 and 10.13 of that certain Pooling and Servicing Agreement ("PSA") dated as of November 1, 2012 relative to the above referenced securitization for which Torchlight acts as Special

230 Park Avenue New York, New York 10169

T 212.883.2698F 212.883.2998

E saltman@torchlightinvestors.com

www.torchlightinvestors.com

Servicer. Capitalized terms used herein shall bear the meaning ascribed to them in the PSA unless otherwise defined in this letter.

The undersigned officer, on behalf of Torchlight, hereby informs you that (i) a review of the activities of the Special Servicer during the preceding calendar year and of its performance under this Agreement, has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled all of its material obligations under this Agreement in all material respects throughout such preceding calendar year, and (iii) the Special Servicer has received no notice regarding the qualification, or challenging the status, of any Trust REMIC as a REMIC from the IRS or any other governmental agency or body.

Sincerely,

Torchlight Loan Services, LLC

A Delaware Limited Liability Company,

By:	/s/ Steven P. Altman
Steven P. Altman
Authorized Signatory

230 Park Avenue New York, New York 10169

T 212.883.2698F 212.883.2998

E saltman@torchlightinvestors.com

www.torchlightinvestors.com